UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

SYNERGETICS, INC.
Exact name of registrant as specified in its charter

Nevada	000-53703	98-0531819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Preswick Dr., Medford, N.J.	08055
(Address of principal executive offices)	(Zip Code)

888-400-2860
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On August 28, 2012, Synergetics, Inc., a Nevada corporation (the “Company”), closed  an Assignment Agreement with Tellus Engineering Ltd. (“Tellus”) a Hong Kong corporation.  Under the Assignment Agreement Tellus assigned the rights to certain licensing agreements between Tellus and OOO” SGPStroy”, (“SGPStroy”) a Russian company for the patented technology developed by SGPStroy for ecologically safe carbonaceous waste reprocessing and production of synthetic power fuel.

Among other actions, under the terms of the Assignment Agreement, the Company was to use its best efforts to settle all outstanding debt on the balance sheet of the Company at the share price of no less than $0.005 per share, save for the debt owed to its auditors and to Fresh Traffic Group Corp.

During the period from August 28, 2012, the Company has been working to settle debt of the Company and continues to negotiate with certain creditors.

On November 28, 2012, the Company issued a total of 19,629,738 shares of common stock to several creditors pursuant to the settlement of debt totaling $98,148.69 in connection with the conversion of interests in Convertible Promissory Notes.   The notes were convertible into shares of the Common Stock of the Company at the conversion price of $0.005 per share.

The Issuer relied upon the “Regulation S” exemption for the issuance of shares as the shares were sold in compliance with the exemption from the registration requirements found in Rules 901 through 903 of Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933. These shares were issued in offshore transactions since the offerees were not in the United States and the purchasers were outside the United States at the time of the purchase. The offshore subscribers certified that he or it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On November 23, 2012, Mr. W. Scott Lawler resigned as Secretary, Treasurer, Chief Financial Officer and Director of the Company.

Mr. Lawler did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Certain Officers

On November 28, 2012, Mr. Micheal R. Wiechnik as appointed Secretary, Treasurer, and Chief Financial Officer of the Company, making Mr. Wiechnik the sole officer and director of the Company.   Mr. Wiechnik was prior appointed President and a director of the Company on August 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fresh Traffic Group Inc.

Dated: December 10, 2012	By:	/s/ Micheal R. Wiechnik
	Name:	Micheal R. Wiechnik
`	Title:	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director